Exhibit 10.5

AGREEMENT FOR SALE AND PURCHASE OF PROPERTY

(Commercial Property)

SELLER:
SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, BY AND THROUGH TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN  CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA

BUYER:	RETAIL OPPORTUNITY INVESTMENT CORP.

EXECUTION DATE:	MARCH 25, 2010

PROPERTY:	3250 BUSKIRK AVENUE PLEASANT HILL, CALIFORNIA

TABLE OF CONTENTS

ARTICLE	DESCRIPTION	PAGE

ARTICLE I	DEFINED TERMS	1
ARTICLE II	CONDITION
ARTICLE III	PURCHASE PRICE AND TERMS OF PAYMENT; CLOSING ADJUSTMENTS
ARTICLE IV	TITLE
ARTICLE V	ESCROW AND CLOSING
ARTICLE VI	ENVIRONMENTAL MATTERS
ARTICLE VII	WARRANTIES AND REPRESENTATIONS
ARTICLE VIII	ASSIGNMENT
ARTICLE IX	BROKERAGE
ARTICLE X	DEFAULT
ARTICLE XI	NO JOINT VENTURE
ARTICLE XII	MISCELLANEOUS
ARTICLE XIII	ESCROW TERMS
ARTICLE XIV	RECEIVER
ARTICLE XV	LITIGATION

EXHIBITS

A	LEGAL DESCRIPTION
B	TENANT ESTOPPEL CERTIFICATE
C	TERMINATION AGREEMENT
D	DEED
E	AFFIDAVIT
F	BILL OF SALE
G	ASSIGNMENT AND ASSUMPTION AGREEMENT
H	NOTICE TO TENANT
I	NOTICE TO SERVICE CONTRACTOR
J	8-K AND AUDIT REQUIREMENTS

AGREEMENT FOR SALE AND PURCHASE OF PROPERTY

(1)
SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, BY AND THROUGH TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN  CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA ("Seller"), whose address is c/o Jones Lang LaSalle Americas, Inc., One Front Street, Suite 1200, San Francisco, California 94111, and

(2)
RETAIL OPPORTUNITY INVESTMENT CORP., a Delaware corporation ("Buyer"), whose address is 3 Manhattanville Road, 2nd Floor, Purchase, New York 10577, and whose Taxpayer Identification Number is __________________, hereby agree on this ___ day of March, 2010 (the "Execution Date") that Seller shall sell to Buyer and Buyer shall purchase from Seller, upon the following terms and conditions and for the price herein set forth, the Property, as such term is defined in Article I of this Agreement.

ARTICLE I

DEFINED TERMS

1.1 Definitions.  As used herein, the following terms shall have the following meanings:

(a) "Agreement" shall mean this Agreement for Sale and Purchase of Property executed by both Seller and Buyer.

(b) "Business Day" shall mean any day on which business is conducted by national banking institutions in the County.

(c) "Closing" shall mean the execution and delivery of the Deed, the Bill of Sale and the other instruments to be executed by Seller conveying the Property to Buyer and the payment by Buyer to Seller of the Purchase Price.

(d) "Closing Date" shall mean 2:00 P.M. Eastern time on the date seven (7) Business Days after the Feasibility Date, subject to extension as provided in Section 5.2 below.

(e) "County" shall mean the County of Contra Costa located in the State.

(f) "Court" shall mean the Superior Court of California, County of Contra Costa.

(g) "Deed" shall mean the deed conveying fee title to the Real Property to Buyer, duly executed by Seller and acknowledged and in proper form for recordation.

(h) "Deposit" shall mean the amount from time to time held by the Title Company as Buyer's earnest money deposit.  The Deposit shall initially be a sum of Two Hundred Fifty Thousand and No/100 U.S. Dollars ($250,000.00, the "Initial Deposit").  On or before one (1) Business Day after the Feasibility Date, the Deposit shall be increased by an "Additional Deposit" of Two Hundred Fifty Thousand and No/100 U.S. Dollars ($250,000.00), making the total Deposit Five Hundred Thousand and No/100 U.S. Dollars ($500,000.00).  The Deposit shall be increased to the extent that interest accrues thereon.

(i) "Disclosed Brokers" shall mean CB Richard Ellis, Inc., 101 California Street, 44th Floor, San Francisco, California 94111, Contact Person: Donald LeBuhn, Telephone Number 415-772-0248, Facsimile Number 415-772-0459, E-mail Address donald.lebuhn@cbre.com.

(j)  "Due Diligence Reports" shall mean all reports, documents, studies, analyses, and other written information in Seller's possession or control to be delivered by Seller to Buyer and all reports, documents, studies, analyses, and other written information obtained by Buyer with respect to the Property, including results of physical inspections, engineering studies, engineering drawings and specifications, surveys, Hazardous Materials Reports, soil tests, site plans, feasibility studies, market studies, architectural plans, specifications and drawings, title reports, permits, approvals and authorizations (whether obtained from governmental authorities or third parties).

(k) "Execution Date" shall mean the date set forth in the first paragraph of this Agreement, which date shall be the date Buyer and Seller have both executed this Agreement and Buyer or Buyer's attorney receives a copy of the fully executed signature page of this Agreement by facsimile or email.

(l) "Feasibility Date" shall mean 5:00 p.m. Eastern time on the date fourteen (14) days after the Execution Date.

(m) "General Intangibles" shall mean any and all warranties, telephone exchange numbers, architectural or engineering plans and specifications, and development rights that relate to the Real Property or the Personal Property.

(n) "Hazardous Materials" shall mean any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.  The term "Hazardous Materials" includes, without limitation, any substance regulated under any and all federal, state and local statutes, laws (including case law), regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions, whether now or hereafter in effect, relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, toxic substances, hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous materials or wastes or the clean-up or other remediation thereof.

(o) "Hazardous Materials Reports" shall mean any and all studies, reports, analyses, information, or other written records regarding the presence of Hazardous Materials at, on, in, under or relating to the Land.

(p) "Intangible Property" shall mean, to the extent the same is transferable by Seller, Seller's interest in the Leases, the Service Contracts, the Permits, the General Intangibles and any and all rights to the name of the improvements upon the Real Property.

(q) "Land" shall mean that certain parcel of real property located in the County and State, as more particularly described on the attached Exhibit A.

(r) "Leases" shall mean any and all leases, tenancies, licenses and other rights of occupancy or use of or for any portion of the Real Property or the Personal Property (including all amendments and renewals thereof).

(s) "Lender" shall mean GCCFC 2006-GG7 Buskirk Avenue Limited Partnership, a Delaware limited partnership.

(t) "Loan" shall mean that certain loan encumbering the Property in the original principal amount of $17,500,000 currently held by Lender.

(u) "Owner" shall mean SPI P Hill Associates, L.P., a California limited partnership.

(v) "Permits" shall mean any and all licenses, permits, authorizations, certificates of occupancy and other approvals that are in effect for the current use and operation of the Property.

(w) "Personal Property" shall mean all tangible personal property and fixtures owned by Seller and located on or attached to the Real Property.  "Personal Property" does not include property owned by others such as Tenants under Leases or parties to Service Contracts.

(x) "Property" shall mean collectively the Real Property, the Personal Property and the Intangible Property.

(y) "Prorations Date" shall mean the day prior to the Closing Date.

(z) "Purchase Price" shall mean Thirteen Million Six Hundred Fifty Thousand and No/100 U.S. Dollars ($13,650,000.00).

(aa) "Real Property" shall mean the Land together with Seller's interest in the buildings and other improvements and fixtures located thereon, together with all rights of ways, ingress and egress, easements, rights, privileges, hereditaments and appurtenances thereto or in any way appertaining thereto.

(bb) "Receiver" shall mean Todd Robinette individually.

(cc) "Receivership Order" shall mean the Order Appointing Receiver entered by the Court on July 2, 2009.

(dd) "Service Contracts" shall mean any and all service, maintenance, supply, operating, or employment contracts or other agreements, however termed, written or oral, affecting the use, ownership, maintenance, or operation of all or any part of the Property (but specifically excluding any Leases and any management agreements).

(ee) "State" shall mean the State of California.

(ff) "Tenants" shall mean those persons or entities holding rights of tenants under Leases.

(gg) "Title Commitment" shall mean the commitment for issuance of an owner's title insurance policy issued by the Title Company in favor of Buyer in the full amount of the Purchase Price.

(hh) "Title Company" shall mean First American Title Insurance Company at its office located at 100 NE Loop 410, Suite 250, San Antonio, Texas 78216, Contact Person - Carol Perry, Vice President/Manager, National Commercial Services,  Telephone Number 210-321-0707, Facsimile Number 866-739-2652,  Email Address  caperry@firstam.com.

1.2 Other Defined Terms.  Other capitalized terms contained in this Agreement shall have the meanings assigned to them herein.

ARTICLE II

CONDITION

2.1 Information Regarding Property.  Seller has provided and may in the future provide to Buyer documents and information pertaining to the Property.  All of such information is provided simply as an accommodation to Buyer, and Seller makes no representations as to their accuracy or completeness.  Buyer understands that some of the foregoing documents were provided by others to Seller and were not prepared by or verified by Seller.  In no event shall Seller be obligated to deliver or make available to Buyer any of Seller's internal memoranda, attorney-client privileged materials or appraisals of the Property, if any.

Seller agrees to use commercially reasonable efforts to obtain tenant estoppel certificates ("Estoppels") from all of the Tenants no later than the Feasibility Date. Seller agrees to deliver the form of the tenant estoppel certificate attached hereto as Exhibit B to the Tenants and request that each Tenant execute and return an Estoppel no later than the Feasibility Date. Buyer hereby acknowledges its understanding and acceptance of the fact that one or more of the Tenants may insist upon using its own form of Estoppel, including any form of estoppel attached to its Lease, which may or may not include the same categories of information set forth in Exhibit B. In addition, Seller shall have no responsibility for negotiating with the Tenants any revisions to the Exhibit B tenant estoppel certificate form or the form provided by any such Tenants. If, despite Seller’s commercially reasonable efforts, Seller is unsuccessful in obtaining any one or more Estoppels no later than the Feasibility Date: (i) Seller shall have no liability for such failure; (ii) Seller shall not be responsible for providing certificates in lieu of such Estoppels; and (iii) Buyer's sole recourse shall be to terminate this Agreement on or before the Feasibility Date in accordance with Section 2.2(b) below. If, notwithstanding Seller's failure to obtain Estoppels from all of the Tenants no later than the Feasibility Date, Buyer does not terminate the Agreement in accordance with the provisions of Section 2.2 of this Agreement, Buyer shall have no recourse for such failure of Seller and Buyer shall be obligated to proceed with the Closing, subject to the other provisions hereof.

2.2 Buyer's Inspection Rights.  Buyer's obligations hereunder are expressly subject to Buyer's approval of the Property in all respects, including economic feasibility, financing, zoning, the local government comprehensive plan, redevelopment potential, structural components of any improvements, governmental restrictions and requirements, availability of utilities, concurrency issues, physical condition, subsoil conditions, environmental matters, and such other matters as may be of concern to Buyer, and Buyer shall have until the Feasibility Date in which to make such determination.  If Buyer determines that it does not approve the Properly and decides therefore not to proceed with the purchase of the Property, Buyer shall, on or before the Feasibility Date, give written notice of termination of this Agreement to Seller (the "Termination Notice").  Upon any such termination, Buyer shall deliver to Seller originals or copies of all Due Diligence Reports.  Upon Seller's receipt of originals or copies of the Due Diligence Reports, (i) Seller and Buyer shall execute an acknowledgment of the foregoing termination in form attached hereto as Exhibit C; (ii) the Title Company shall release the Deposit to Buyer; and (iii) neither party shall have any further rights or obligations hereunder, except, however, that Buyer and Seller shall remain obligated with respect to the indemnities and obligations herein which specifically survive termination.  If Buyer shall fail to give the Termination Notice to Seller prior to or on the Feasibility Date, (x) this Agreement shall remain in full force and effect, (y) Buyer shall be obligated to deliver the Additional Deposit to the Title Company on or before one (1) Business Day after the Feasibility Date, and (z) the Deposit shall be non-refundable to Buyer under any circumstances other than (a) the failure of this transaction to close due to the default of Seller or (b) Buyer's termination of this Agreement as provided in Section 12.2 hereof or (c) Seller's inability to obtain the Approval as required by Section 5.2 hereof.  Failure of Buyer to deliver the Additional Deposit as provided herein shall be a default by Buyer under this Agreement, terminating this Agreement and entitling Seller to exercise its remedies hereunder for Buyer's default.

2.3 Access.  Until the Feasibility Date and thereafter if this Agreement is not terminated, Buyer and Buyer's agents and contractors shall be entitled to enter upon the Property at all reasonable times established by Seller provided that Buyer acknowledges that entry to any unit occupied by a Tenant will require at least 48 hours prior written and telephonic notice to such Tenant, but only for the purpose of conducting tests and making site inspections and investigations.  In doing so, however, Buyer agrees not to cause any damage or make any physical changes to the Property, that all testing shall be subject to the terms and limitations of Tenants under the Leases and agrees not to interfere with the rights of Tenants or others who may have a legal right to use or occupy the Property.  Seller or its representative shall have the right to be present to observe any testing or other inspection performed on the Property.  Under no circumstances shall the right of entry granted herein be interpreted as delivery of possession of the Property prior to Closing.  Buyer and Buyer's agents and contractors shall maintain at all times during their entry upon the Property, comprehensive general liability insurance with limits of not less than One Million Dollars combined single limit, bodily injury, death and property damage insurance per occurrence.  If requested by Seller, Buyer or Buyer's agents or contractors shall deliver a certificate issued by the insurance carrier of each such policy to Seller prior to entry upon the Property.

2.4 Indemnification.  Buyer shall protect, defend, indemnify, save and hold harmless Seller, Receiver,  Jones Lang LaSalle Americas, Inc. ("JLL") and Owner against any and all claims, demands, fines, suits, actions, proceedings, orders, decrees, judgments, damage or liability (including attorneys' fees incurred by any of them with respect thereto) of any kind or nature, by or in favor of anyone whomsoever, resulting from, arising from, or occasioned in whole or in part by any act or omission by Buyer, its agents, contractors, employees, representatives or invitees in, upon, or at the Property, or from (i) Buyer's inspection, access, acquisition, ownership or use of the Property, or from the conduct of Buyer thereon or from any activity, work or things done, permitted or suffered by Buyer or its agents, contractors, employees, representatives or invitees (collectively "Buyer Parties") on or about the Property, including any work done in violation of rights of Tenants under the Leases, and/or (ii) any breach or default in the performance of any obligation or covenant on Buyer's part to be performed under the terms of this Agreement, or arising from any negligence or willful misconduct of Buyer or any Buyer Party; and from and against all costs, attorneys’ fees, environmental consultants’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon.  If any claim, action or proceeding is threatened or commenced against Seller, Receiver, JLL or Owner which is or may be covered by the foregoing indemnity, Buyer, upon notice from Seller, Receiver, JLL or Owner, shall defend the same at Buyer’s expense utilizing counsel reasonably acceptable to the indemnified party. The provisions of this Section shall survive the Closing or termination of this Agreement.

2.5 Buyer's Obligations with Respect to Inspections.  If Buyer or its agents, employees or contractors take any sample from the Property in connection with any testing, Buyer shall, upon the request of Seller, provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing.  Buyer shall restore the Property to its condition immediately prior to the testing promptly after Buyer's independent factual, physical and legal examinations and inquiries of the Property, but in no event later than ten (10) days after the damage occurs.  Without limiting Seller's remedies for any such damage, Buyer's obligation to restore shall be secured by Seller's right to setoff against the Deposit.  Buyer shall promptly pay for all inspections upon the rendering of statements therefore.  Buyer shall not suffer or permit the filing of any liens against the Property, and if any such liens are filed, Buyer shall promptly cause them to be released or otherwise eliminated from being a lien upon the Property.  In the event the transaction contemplated by this Agreement is not closed for any reason whatsoever, Buyer shall (a) deliver all of the Due Diligence Reports to Seller at no cost to Seller; and (b) remain obligated with respect to the indemnities and other obligations contained in this Agreement.  The provisions of this Section shall survive the Closing or termination of this Agreement.

2.6 Condition of the Property.  If this Agreement is not terminated pursuant to Section 2.2 above, Buyer shall be deemed to have acknowledged that Seller has provided Buyer sufficient opportunity to make such independent factual, physical and legal examinations and inquiries as Buyer deems necessary and desirable with respect to the Property and the transaction contemplated by this Agreement and that Buyer has approved the Property in all respects.  The following provisions shall thereupon be applicable and shall survive the Closing of this Agreement:

(a) Buyer does hereby acknowledge, represent, warrant and agree to and with Seller that, except as otherwise expressly provided in this Agreement: (i) Buyer is expressly purchasing the Property in its existing condition "AS IS, WHERE IS, AND WITH ALL FAULTS" with respect to all facts, circumstances, conditions and defects; (ii) Seller has no obligation to inspect for, repair or correct any such facts, circumstances, conditions or defects or to compensate Buyer for same; (iii) Seller has specifically bargained for the assumption by Buyer of all responsibility to inspect and investigate the Property and of all risk of adverse conditions and has structured the Purchase Price and other terms of this Agreement in consideration thereof; (iv) Buyer has undertaken all such inspections and investigations of the Property as Buyer deems necessary or appropriate under the circumstances as to the condition of the Property and the suitability of the Property for Buyer's intended use, and based upon same, Buyer is and will be relying strictly and solely upon such inspections and examinations and the advice and counsel of its own consultants, agents, legal counsel and officers and Buyer is and will be fully satisfied that the Purchase Price is fair and adequate consideration for the Property; (v) Seller is not making and has not made any warranty or representation with respect to any materials or other data provided by Seller to Buyer (whether prepared by or for the Seller or others) or the education, skills, competence or diligence of the preparers thereof or the physical condition or any other aspect of all or any part of the Property as an inducement to Buyer to enter into this Agreement and thereafter to purchase the Property or for any other purpose; and (vi) by reason of all the foregoing, Buyer assumes the full risk of any loss or damage occasioned by any fact, circumstance, condition or defect pertaining to the Property.  Without limiting the generality of any of the foregoing, Buyer specifically acknowledges that Seller does not represent or in any way warrant the accuracy of any marketing information or pamphlets listing or describing the Property or the information, if any, provided by Seller to Buyer; and

(b) SELLER HEREBY DISCLAIMS ALL AND BUYER WAIVES ANY RIGHT TO ASSERT ANY WARRANTIES OF ANY KIND OR NATURE WHATSOEVER (INCLUDING WARRANTIES OF HABITABILITY AND FITNESS FOR PARTICULAR PURPOSES), WHETHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO WARRANTIES WITH RESPECT TO THE PROPERTY, TAX LIABILITIES, ZONING, LAND VALUE, AVAILABILITY OF ACCESS OR UTILITIES, INGRESS OR EGRESS, GOVERNMENTAL APPROVALS, OR THE SOIL CONDITIONS OF THE LAND.  BUYER FURTHER ACKNOWLEDGES THAT BUYER IS BUYING THE PROPERTY "AS IS" AND IN ITS PRESENT CONDITION AND THAT EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, BUYER IS NOT RELYING UPON ANY REPRESENTATION OF ANY KIND OR NATURE MADE BY SELLER, OR ANY OF ITS EMPLOYEES OR AGENTS OR SELLER WITH RESPECT TO THE LAND OR PROPERTY, AND THAT, IN FACT, NO SUCH REPRESENTATIONS WERE MADE EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT; and

(c) FURTHER AND WITHOUT IN ANY WAY LIMITING ANY OTHER PROVISION OF THIS AGREEMENT, SELLER MAKES NO WARRANTY WITH RESPECT TO THE PRESENCE ON OR BENEATH THE LAND OR ANY BUILDINGS THEREON (OR ANY PARCEL IN PROXIMITY THERETO) OF HAZARDOUS MATERIALS.  BY ACCEPTANCE OF THIS AGREEMENT AND THE DEED, BUYER ACKNOWLEDGES THAT BUYER'S OPPORTUNITY FOR INSPECTION AND INVESTIGATION OF SUCH LAND (AND OTHER PARCELS IN PROXIMITY THERETO) HAS BEEN ADEQUATE TO ENABLE BUYER TO MAKE BUYER'S OWN DETERMINATION WITH RESPECT TO THE PRESENCE ON OR BENEATH THE LAND (AND OTHER PARCELS IN PROXIMITY THERETO) OF SUCH HAZARDOUS MATERIALS.  FURTHERMORE, BUYER'S CLOSING HEREUNDER SHALL BE DEEMED TO CONSTITUTE AN EXPRESS WAIVER OF BUYER'S AND ITS SUCCESSORS' AND ASSIGNS' RIGHTS TO SUE ANY OF THE SELLER AND OF BUYER'S RIGHT TO CAUSE ANY OF SELLER TO BE JOINED IN AN ACTION BROUGHT UNDER ANY FEDERAL, STATE OR LOCAL LAW, RULE, ACT, OR REGULATION NOW EXISTING OR HEREAFTER ENACTED OR AMENDED WHICH PROHIBITS OR REGULATES THE USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF

HAZARDOUS MATERIALS OR WHICH REQUIRES REMOVAL OR REMEDIAL ACTION WITH RESPECT TO SUCH HAZARDOUS MATERIALS, SPECIFICALLY INCLUDING BUT NOT LIMITED TO FEDERAL "CERCLA", "RCRA", AND "SARA" ACTS.

(d) Buyer acknowledges and agrees that as of the Closing Date Buyer is acquiring the Property in its "AS IS" condition, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED.  Other than as expressly set forth herein, none of Seller or Owner or any agents, representatives, or employees of Seller or Owner have made any representations or warranties, direct or indirect, oral or written, express or implied, to Buyer or any agents, representatives, or employees of Buyer with respect to the Property, including, without limitation, (a) the physical condition of the Property (including the presence or absence of Hazardous Materials), zoning, set-back and other ordinances, codes, regulations, rules, requirements and orders affecting occupancy or operation of the Property, plans, specifications, any affordable housing restrictions or requirements, costs or other estimates, projections, including income and expense projections concerning the same, and (b) the Property’s compliance with any environmental laws, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 300f et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Sections 25100-25600), the Porter-Cologne Water Quality Control Act (California Health and Safety Code Section 13000 et seq.), and the Safe Drinking Water and Toxic Enforcement Act (California Health and Safety Code Section 25249.5 et seq.). Buyer specifically waives and releases Seller, Lender, Owner and their respective successors, assigns, representatives, servants, employees, agents, adjustors, accountants, parents, subsidiaries, divisions, affiliates, reinsurers, directors, officers, officials, servicers and attorneys from (1) all warranties, express, implied, statutory or otherwise (including warranties of merchantability and warranties of fitness for use or acceptability for the purpose intended by Buyer) with respect to the Property or its condition or the prospects, operations or results of operations of the Property except with respect to the express representations and warranties contained in the Deed transferring legal title to Buyer, and (2) all claims, rights, remedies, recourse or other basis for recovery, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys’ fees and costs), whether direct or indirect, known or unknown, foreseen or that Buyer would otherwise have against Sell, Lender or any of the foregoing.

In connection with this Section 2.6, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows:

"A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR."

Initials of Buyer: _____

2.7 Maintenance of Property.  Except as Buyer may otherwise consent in writing, until the Closing Date, unless this Agreement is sooner terminated, Seller shall: (i) subject to the terms of Section 12.1 hereof and any maintenance obligations of Tenants under Leases, maintain the Property in its present condition and repair, ordinary wear and tear excepted; (ii) maintain the existing insurance policies for the Property (and any replacement thereof) in full force and effect; (iii) not sell, transfer, encumber, mortgage or place any lien upon the Property or in any way create or consent to the creation of any title condition affecting the Property; and (iv) not enter into any new Service Contracts relating to the Property unless they are cancelable upon thirty (30) days or less notice.

ARTICLE III

PURCHASE PRICE AND TERMS OF PAYMENT; CLOSING ADJUSTMENTS

3.1 Purchase Price.  The total Purchase Price shall be the Purchase Price set forth in Section 1.1 of this Agreement.

3.2 Payment of Purchase Price.  The Purchase Price shall be paid as follows:

(a) Credit for Deposit.  Within two (2) Business Days following the execution of this Agreement, Buyer shall deliver in escrow the Initial Deposit by cashier’s check or by wire transfer to the Title Company.  Provided this Agreement is not terminated in accordance with Section 2.2 hereof, Buyer shall deliver in escrow the Additional Deposit by wire transfer to the Title Company on or before one (1) Business Day after the Feasibility Date.  The Initial Deposit and the Additional Deposit once deposited is consideration for the rights granted to Buyer to purchase the Property and shall be non-refundable except as otherwise provided herein.  Provided that Buyer has supplied Buyer's Taxpayer Identification Number on page one hereof and Buyer executes all necessary regulatory forms, the Deposit shall be held in an interest bearing account with a financial institution approved by Buyer.  Any interest accrued thereon shall become a part of the Deposit to be applied or disposed of in the same manner as the Deposit.  At the Closing Buyer shall receive a credit against the Purchase Price in the amount of the Deposit and the Deposit (less any accrued interest thereon) shall be delivered to Seller (and any accrued interest thereon shall be delivered upon Closing to Buyer by a separate check from the Title Company).

(b) Loan.  Buyer acknowledges and agrees that the Property is subject to the Loan currently held by Lender.  Lender has agreed to satisfy the Loan documents of record upon Closing and Lender's receipt of the Purchase Price under this Agreement, which in no event shall be less than as shown herein without Lender's consent, minus all closing costs deducted from the Purchase Price, but only to the extent shown in this Agreement to be costs of Seller.  Buyer acknowledges and agrees that this Agreement may not be amended, assigned or modified in any manner or terminated by Seller except with the prior written consent of Lender except, however, Buyer shall have the right to assign this Agreement without Lender’s consent to an entity owned and controlled by Buyer in accordance with the terms of Article VIII of this Agreement.  Lender joins in this Agreement solely for purposes of evidencing its agreement to this Section and Section 5.2 hereof.

(c) Payment at Closing.  The balance of the Purchase Price, subject to the prorations and adjustments set forth in this Agreement, shall be paid (i) by Buyer to Seller by wire transfer to Title Company's account at the time of Closing, and (ii) by the Title Company to Lender by wire transfer to Lender's account immediately upon Closing.  Wired funds must be received in the Title Company’s account prior to 2:00 p.m. Eastern time on the Closing Date in order for Lender to receive the benefit of such funds.  Accordingly, if funds are received after 2:00 p.m. Eastern time on any day, they shall not be deemed received until the following Business Day.  If the Title Company does not receive the funds on the first Business Day after the Closing Date and Seller elects not to exercise any of its default remedies, the Purchase Price shall be deemed to increase the Purchase Price at the rate of fifteen percent (15%) per annum from the Closing Date until the funds are deemed to have been received.

3.3 Closing Adjustments and Prorations.  Except as otherwise provided in this Section, all adjustments and prorations to the Purchase Price payable at Closing shall be computed as of the end of the Prorations Date.  Such adjustments and prorations shall include the following:

(a) Revenues and Expenses.  Seller shall be entitled to receive all revenues and shall be charged with all expenses relating to the ownership and operation of the Property through the Prorations Date.  All revenues and expenses for the month of Closing shall be prorated as of the Prorations Date. With respect to any delinquent rents or other revenue for periods prior to the month of Closing, Buyer shall entitled, but not required, to collect the same after the Closing and any such monies collected from Tenants or other parties shall be the sole property of Buyer.

(b) Lease Prepayments and Security Deposits; Lease Obligations.  Buyer acknowledges that Seller has no security deposits in its possession with respect to the Tenants and that there will be no credit for same at Closing.  Buyer shall receive credits against the Purchase Price at Closing for any unforfeited prepaid rents paid to Seller by the Tenants.

Seller agrees that during the period after the Execution Date and until the Closing Date Buyer shall have the right to approve all new Leases and Lease expansions, renewals, modifications and terminations (collectively, “Lease Documents”).  Buyer shall provide its approval (or disapproval and the reasons therefor) in writing to Seller within two (2) Business Days after Seller notifies Buyer in writing of Seller's desire to enter into any new Leases and Lease Documents.  In the event Buyer does not notify Seller of its approval or disapproval during such two (2) Business Day period, Buyer shall be deemed to have approved the new Lease or Lease Document.

Buyer and Seller agree that if Seller executes any new Leases or Lease Documents approved by Buyer with respect to the Property during the period after the Execution Date and prior to Closing and the terms of such new Leases or Lease Documents (or related brokerage contracts) obligate Seller as landlord to pay leasing commissions, construct tenant improvements, pay tenant improvement allowances and/or pay other costs ("Lease Obligations"), Buyer shall pay to Seller at Closing the amount of all such Lease Obligations incurred by Seller and actually paid as of the Closing Date and shall be responsible as of Closing for the obligation to pay and assume all such Lease Obligations not yet paid or completed by Seller as of the Closing Date.  In addition, Buyer shall be responsible as of Closing for all Lease Obligations of Seller as landlord under any Leases (and related brokerage contracts) executed prior to the Execution Date with respect to Lease Obligations not due as of the Closing Date; e.g. lease commissions for future extensions contemplated by a Lease.  The provisions of this paragraph shall survive Closing.

Without limiting the foregoing provisions, Buyer agrees that prior to the Execution Date Buyer approved an amendment to the Lease with Bassett to reduce its NNN rent to $15.00 per square foot for up to one (1) year and to remove the co-tenancy clause, all substantially in the form of lease amendment provided by Seller to Buyer.  Buyer agrees that the Purchase Price was structured with knowledge of the proposed Lease amendment with Bassett.

(c) Taxes and Assessments; Pending and Certified Liens.  Taxes and assessments for the year of Closing shall be prorated as of the Prorations Date upon the amount of such taxes for the year of Closing if the amount of such taxes is known at the time of Closing; if such amount cannot be then ascertained, proration shall be based upon the amount of the taxes, with the maximum discount allowed by law, if any, for the preceding year.  City or other public liens, if any, certified or for which the work has been substantially completed on the date of Closing shall be paid by Seller and any other such liens shall be assumed by Buyer.  Other assessments not included on the regular property tax bills, license fees for transferred licenses, and state or municipal fees and taxes for the Property for the applicable fiscal period during which Closing takes place shall be adjusted as of the Prorations Date on the basis of the most recent ascertainable assessments and rates.  All prorations set forth in this Section shall be final and shall not be subject to re-proration.

(d) Utility Charges.  Electric, water, sewer, gas, fuel, waste collection and removal and other utility and operating expenses relating to the Property shall be prorated as of the Prorations Date.  It shall be assumed that the utility charges were incurred uniformly during the billing period in which the Closing occurs.  If bills for the applicable period are unavailable, the amounts of such charges will be estimated based upon the latest known bills.  Notwithstanding the foregoing, to the extent possible, Seller and Buyer shall request the utility companies to read the meters as of the Prorations Date, and Seller shall be responsible for all charges incurred through the Prorations Date and Buyer shall be responsible for all charges from and after the Prorations Date.  All prepaid deposits for utilities shall be refunded to Seller at the time of Closing by the utility companies, and it shall be Buyer's responsibility to make any utility deposits required for service.

(e) Reproration and Post-Closing Adjustments.  In the event that any adjustments or prorations cannot be apportioned or adjusted at Closing by reason of the fact that final or liquidated amounts have not been ascertained, or are not available as of such date, the parties hereto agree to apportion or adjust such items on the basis of their best estimates of the amounts at Closing.  In the event of any omission or mathematical error on the closing statement, or if the prorations, apportionments and computations shall prove to be incorrect for any reason, the same shall be promptly adjusted when determined and the appropriate party paid any monies owed; provided that any such adjustment must occur prior to Seller being dismissed by the Court and is limited to the extent of funds Seller then possesses as receiver for the Property.  The provisions of this Section shall survive Closing.

3.4 Costs and Expenses.  Seller shall pay all transfer taxes.  Buyer shall pay all escrow fees, all costs of recording, title search, examination and out-of-pocket fees of the Title Company, the title insurance premium for a CLTA owner's title insurance policy to be issued to Buyer by the Title Company, the costs of any extended coverage and endorsements to the owner's title insurance policy requested or required by Buyer, and the cost of any survey obtained by Buyer.  Attorneys' fees, consulting fees, and other due diligence expenses shall be borne by the party incurring such expense.  The provisions of this Section shall survive the Closing.

ARTICLE IV

TITLE

4.1 Evidence of and Encumbrances upon Title.  Seller has ordered the Title Commitment and upon receipt thereof shall promptly deliver or cause to be delivered the Title Commitment, together with copies of all exceptions reflected therein, to Buyer. The Title Commitment shall be the basis upon which Buyer reviews the status of title to the Land.  Buyer may file written objections to exceptions contained in the Title Commitment on or before the Feasibility Date; provided, however, the following shall be deemed "Acceptable Encumbrances" and Buyer shall not have the right to object to Acceptable Encumbrances:

(a) Real property taxes and assessments for the year in which the sale and purchase shall be closed, which shall be prorated as provided for herein;

(b) Zoning and other regulatory laws and ordinances affecting the Property; and

(c) Any matters that are approved in writing by Buyer or deemed approved by Buyer in accordance with this Agreement.

If Buyer timely files a written objection to any such item other than an Acceptable Encumbrance, then Seller shall have the right but not the obligation to use reasonable diligence to remove, discharge or correct such liens, encumbrances or objections and shall have a period of thirty (30) days after receipt of notice thereof in which to do so (and only if Seller elects to so cure the Closing Date shall be extended).  Seller shall not in any event be obligated to pay any sums of money (other than to Lender in accordance with Section 3.2(b) above to cause the Loan documents of record to be satisfied) or to litigate any matter in order to remove, discharge or correct any lien, encumbrance or objection.  If Seller shall be unwilling or unable to remove or discharge such other liens, encumbrances or objections within such period, then Buyer may, at its option, no later than ten (10) days after Seller notifies Buyer of Seller's unwillingness or inability, either terminate this Agreement or accept title in its then existing condition without reduction of the Purchase Price.  If Buyer shall elect to terminate this Agreement, the Deposit shall be delivered to Buyer, this Agreement shall terminate, and thereafter neither Seller nor Buyer shall have any further rights or obligations hereunder except that the parties shall remain obligated with respect to the indemnities and obligations of this Agreement which specifically survive termination.  If Buyer fails to give written notice of objection to Seller on or before the Feasibility Date, all matters reflected on the Title Commitment shall be deemed to be Acceptable Encumbrances.

4.2 Survey.  Prior to the Feasibility Date, Buyer may cause a survey of the Real Property to be prepared or updated at Buyer's sole cost and expense.  Any such survey shall be certified to Buyer, Seller and the Title Company.  If any matters not acceptable to Buyer are shown, Buyer may give written notice of objection to Seller prior to the Feasibility Date, in which case any such matter shall be treated in the same manner as a title defect pursuant to Section 4.1 above.  If, however, Buyer fails to obtain a survey or updated survey or if Buyer obtains a survey or updated survey but fails to give written notice of objection prior to the Feasibility Date, all matters of survey shall be deemed approved by Buyer and shall constitute Acceptable Encumbrances.

4.3 Updated Title Commitment.  On or before the Closing Date, Buyer and/or Seller may cause the Title Company to update the Title Commitment.  If the updated Title Commitment contains exceptions that do not constitute Acceptable Encumbrances, Buyer may file written objection thereto prior to the completion of the Closing.  If Buyer timely and properly files written objection to any such other item, then same shall be treated in the same manner as a title defect pursuant to Section 4.1 above.  If the updated Title Commitment contains no exceptions other than those reflected on the Title Commitment and other Acceptable Encumbrances or if Buyer fails to give written notice of objection to Seller prior to completion of Closing, all matters reflected on the updated Title Commitment shall be deemed Acceptable Encumbrances, this Agreement shall remain in full force and effect and Buyer shall be obligated to complete the transaction as required by this Agreement.

4.4 Title Policy.  At Closing and as a condition to Buyer's obligation to close, the Title Company shall issue or be irrevocably and unconditionally committed to issue to Buyer an owner's title insurance policy, insuring that title is vested in Buyer as the fee simple owner of the Land in the full amount of the Purchase Price and subject to only the Acceptable Encumbrances.

ARTICLE V

ESCROW AND CLOSING

5.1 Escrow Instructions.  Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company, and this Agreement shall serve as the instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby.  Seller and Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

5.2 Condition Precedent to Closing.  Buyer acknowledges that it is a condition precedent to Seller's obligations hereunder that Receiver and Lender cause the Court to enter an order approving this Agreement, the sale of the Property pursuant to the terms of this Agreement and the Closing by Seller on the terms of this Agreement (collectively, the "Approval Order").  Provided this Agreement is not terminated pursuant to Section 2.2 hereof, no later than ten (10) Business Days after the Feasibility Date, Receiver and Lender shall use commercially reasonable good faith efforts to either (a) jointly file with Owner a motion for such Approval Order or (b) file a motion, and cause Owner to consent to Receiver's and Lender's motion, for such Approval Order, with the Court.  After the filing of the motion for the Approval Order, Receiver and Lender shall diligently pursue such Approval Order and deliver to Buyer, immediately upon receipt thereof, a copy of the signed Approval Order.  If the Approval Order has not received by Receiver and Lender and delivered to Buyer at least two (2) Business Days prior to the Closing Date, the Closing Date shall be extended until 2:00 p.m. on the date that is the earlier of ten (10) Business Days after Receiver's and Lender's receipt of the Order and delivery to Buyer as provided herein or thirty (30) days after the Closing Date (the "Extended Closing Date"); provided, however, if, despite Receiver's and Lender's commercially reasonable good faith efforts, Owner will not join in or consent to Receiver's and Lender's motion for the Approval Order and instead has objected to the entry of the Approval Order and Receiver and Lender alone have moved for the Approval Order and, notwithstanding Owner's objection, the Approval Order is received, the parties agree that the Extended Closing Date shall be the date thirty one (31) days after the Approval Order has been entered to allow the appeal period for such Approval Order to have expired as required by the Title Company; provided, further, however, that Closing shall not occur until Seller has given Buyer not less than two (2) Business Days prior written notice confirming the actual calendar date of the Extended Closing Date.  If the Approval Order denies approval of this Agreement, the Approval Order has not been received by thirty (30) days after the Closing Date or if the Approval Order was obtained without Owner's joinder in or consent to the motion for same and thereafter Owner timely files an appeal of the Order Approval, this Agreement shall be terminated, the Deposit shall be released to Buyer and neither party shall have any further rights or obligations hereunder except, however, Buyer and Seller shall remain obligated with respect to the indemnities and obligations herein which specifically survive termination.

Buyer acknowledges that if any circumstances arise after Seller's execution of this Agreement resulting in any further orders of the Court being required which would result in Seller not being able to obtain the Order, then Seller shall notify Buyer of such circumstances and shall terminate the transaction contemplated by this Agreement without any liability of Seller to Buyer.

Lender joins in this Agreement solely for purposes of evidencing its agreement to this Section and Section 3.2(b) hereof.

5.3 Time and Place.  Closing shall take place on the Closing Date or such earlier date as may be mutually acceptable to the parties with all deliveries to be made in escrow to the Title Company prior to or on the Closing Date.

5.4 Seller's Deposit of Documents.  At or before Closing, Seller shall deposit or cause to be deposited into escrow with the Title Company the following items:

(a) an executed Deed with respect to the Land, in the form of Exhibit D hereto, together with any State, City and local transfer tax declarations and transfer forms required to be executed by Seller.

(b) an executed Affidavit in the form of Exhibit E hereto.

(c) an executed Bill of Sale with respect to the Personal Property, if any, in the form of Exhibit F hereto.

(d) two counterparts of an executed Assignment and Assumption Agreement with respect to the Intangible Property, in the form of Exhibit G hereto, together with originals or copies of any Leases, Service Contracts and Permits, to the extent in Seller’s possession  (which such Leases, Service Contracts and Permits shall be delivered at the Property upon Closing).  To the extent that any Service Contract requires a specific assignment agreement with respect thereto, an executed assignment with respect to same in form reasonably required by such Service Contract.

(e) a current rent roll for the Property in the form normally used by Seller's property manager for the Property

(f) a form letter executed by Seller to advise all Tenants under Leases in the form of Exhibit H hereto and a form letter executed by Seller to advise all contractors under Service Contracts, if any, in the form of Exhibit I hereto, of the sale to Buyer.

(g) an executed Buyer - Seller Closing Statement reflecting all financial aspects of the transaction.

(h) all Permits and keys in Seller's actual possession with respect to the Property (which shall be delivered at the Property upon Closing).

(i) a certified copy of the Receivership Order and a certified copy of the Approval Order.

5.5 Buyer's Deposit of Documents.  At or before Closing Buyer shall deposit or cause to be deposited into escrow with the Title Company the following items:

(a) any State, City and local transfer tax declarations and forms required to be executed by Buyer.

(b) cash to close in the amount required by Section 3.2.

(c) two counterparts of an executed Assignment and Assumption Agreement, in the form of Exhibit G hereto.  To the extent that any Service Contract requires a specific assumption agreement with respect thereto, an executed assumption with respect to same in form reasonably required by such Service Contract.

(d) an executed Buyer - Seller Closing Statement.

(e) evidence reasonably satisfactory to Seller and the Title Company reflecting that all documents executed by Buyer at Closing were duly authorized and executed.

(f) an executed Certificate of Buyer that all of Buyer's warranties and representations remain true as of Closing.

(g) an executed Corporate Resolution, Partnership Certificate or Limited Liability Certificate of Buyer authorizing Buyer to consummate the transaction contemplated hereby and to perform all of Buyer's obligations hereunder (if Buyer is a corporation, partnership or limited liability company).

(h) Certificate of Good Standing from the Secretary of State in which Buyer is organized (if Buyer is a corporation, limited partnership or limited liability company) (if other than the State, a certificate of the Secretary of the State authorizing Buyer to do business in the State will also be required).

(i) an executed Incumbency Certificate as to the existing officers and directors, partners or members of Buyer (if Buyer is a corporation, partnership or limited liability company).

5.6 Other Documents.  Buyer and Seller shall each deliver such other documents as are otherwise required by this Agreement to consummate the purchase and sale of the Property in accordance with the terms hereof.  Unless the parties otherwise agree in writing, the Title Company is hereby designated as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the United States Code and the regulations promulgated thereunder.  If requested in writing by either party, the Title Company shall confirm its status as the "Reporting Person" in writing, which such writing shall comply with the requirements of Section 6045(e) of the United States Code and the regulations promulgated thereunder.

5.7 Possession.  Possession of the Property, subject to the Leases, shall be surrendered to Buyer at the Closing.

ARTICLE VI

ENVIRONMENTAL MATTERS

6.1 Release.  Without limiting Section 2.2, Buyer acknowledges that Seller is not in any manner responsible to Buyer for the presence of any Hazardous Materials at, on, in, under or relating to the Property, if any.  Buyer hereby specifically releases Seller from any and all claims, losses, liabilities, fines, charges, damages, injuries, penalties, response costs, and expenses of any and every kind whatsoever (whether known or unknown) relating to the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release of any Hazardous Materials on the Property, if any, including without limitation, any residual contamination, in, on, under or about the Property or affecting natural resources, whether prior to or following Closing, and also including, without limitation, any liability due to asbestos-containing materials at the Property. Each covenant, agreement, representation, and warranty of Buyer contained in this Section 6.1 of this Agreement shall survive the Closing or termination of this Agreement.

6.2 Confidentiality of Hazardous Materials Reports.  Unless and until the Closing actually occurs, Buyer, its agents, consultants and employees shall keep confidential all Hazardous Materials Reports and other information, received or completed by Buyer in Buyer's independent factual, physical and legal examinations and inquiries of the Property, except that: (a) Buyer shall promptly after receipt provide copies thereof to Seller; and (b) Buyer may disclose same to its consultants if Buyer first obtains the agreement in writing of such agents, consultants and employees to keep such Hazardous Materials Reports and related documentation confidential.  Unless and until the Closing actually occurs, neither the contents nor the results of any test, report, analysis, opinion or other information shall be disclosed by Buyer, its agents, consultants and employees without Seller's prior written approval unless and until Buyer is legally required to make such disclosure.  The provisions of this Section 6.2 shall survive the termination of this Agreement.

ARTICLE VII

WARRANTIES AND REPRESENTATIONS

7.1 Buyer's Warranties and Representations.  Buyer warrants and represents that:  (a) Buyer has the full right, power, and authority to purchase the Property from Seller as provided in this Agreement and to carry out Buyer's obligations hereunder; (b) Buyer is an entity duly organized and in good standing under the laws of the state of Delaware; (c) all requisite action necessary to authorize Buyer to enter into this Agreement and to carry out Buyer's obligations has been obtained; (d) this Agreement has been duly authorized, executed and delivered by Buyer; and (e) the execution of this Agreement and the Closing to occur hereunder do not and will not violate any contract, covenant or other Agreement to which Buyer may be a party or by which Buyer may be bound.  The provisions of this Article shall survive the Closing.

7.2 Seller's Warranties and Representations.  Seller warrants and represents that, subject to the Approval Order and Lender's approval, both as set forth herein:  (a) Seller has the full right, power, and authority to sell the Property to Buyer as provided in this Agreement and to carry out Seller's obligations hereunder; (b) all requisite action necessary to authorize Seller to enter into this Agreement and to carry out Seller's obligations has been obtained; (d) this Agreement has been duly authorized, executed and delivered by Seller; and (e) the execution of this Agreement and the Closing to occur hereunder do not and will not violate any contract, covenant or other Agreement to which Seller may be a party or by which Seller may be bound.  The provisions of this Article shall survive the Closing.

ARTICLE VIII

ASSIGNMENT

Buyer's reputation, experience, and financial status constitute a material inducement and a substantial part of the consideration for sale of the Property by Seller to Buyer.  Buyer may not assign this Agreement, nor may any of Buyer's rights hereunder or any ownership interest in Buyer be transferred in any manner to any person or entity, without Seller's specific prior written consent, which consent may be withheld by Seller for any reason whatsoever except, however, Buyer shall have the right to assign this Agreement without Seller's consent, to an entity owned and controlled by Buyer; provided, however, any such assignment shall be binding on Seller only to the extent Buyer provides Seller with written intent to so assign, specifically naming the assignee and reflecting the signature block for the assignee, no later than ten (10) Business Days prior to Closing.  If Buyer assigns this Agreement pursuant to the terms hereof: (a) the assignee shall be liable (jointly and severally with assignor) for all of Buyer's obligations hereunder; (b) the assignor (i.e., the original Buyer hereunder) shall remain obligated (but jointly and severally with assignee) with respect to all of Buyer's obligations hereunder; and (c) the assignor and any assignee shall execute such instruments of assignment and assumption in such form as Seller may require in confirmation of the provisions hereof.

ARTICLE IX

BROKERAGE

Buyer represents and warrants to Seller that Buyer has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction other than the Disclosed Broker and that Buyer has not taken any action which would result in any real estate broker's finder's, or other fees or commissions being due or payable to any other party with respect to this transaction.  Seller represents and warrants to Buyer that Seller has not contacted or entered into any agreement with any real estate broker, agent, finder, or party in connection with this transaction other than the Disclosed Broker and that Seller has not taken any action which would result in any real estate broker's, finder's, or other fees or commissions being due and payable to any other party with respect to this transaction.  Each party hereby indemnifies, protects, defends and agrees to hold the other party harmless from any loss, liability, damage, cost, or expense (including, but not limited to, reasonable attorneys' fees) resulting to the other party from a breach of the representation and warranty made by such party herein. Seller agrees to pay the Disclosed Broker a commission as set forth in a separate agreement between Seller and the Disclosed Broker, which commission shall be paid only if, as and when Closing actually occurs and the Purchase Price is received by Seller.  Seller and Buyer, as applicable, shall cause the Disclosed Broker to deliver in escrow to the Title Company prior to Closing an executed receipt acknowledging that such Disclosed Broker has been paid in full for all commissions due with respect to this transaction and that such Disclosed Broker has no recourse against Seller with respect to this transaction, which such receipt shall be released from escrow upon Closing and payment of the commission to the Disclosed Broker by the Title Company.  The provisions of this Article shall survive the Closing and termination of this Agreement.

ARTICLE X

DEFAULT

10.1 Buyer's Default.  If this transaction shall not be closed because of default of Buyer, the Deposit shall be paid over to Seller as agreed and liquidated damages, it being acknowledged by Buyer and Seller that in such event Seller will suffer substantial damages but such damages are incapable of exact ascertainment.  After payment to Seller of the Deposit, neither Seller nor Buyer shall have any further rights or obligations hereunder except that the parties shall remain obligated pursuant to the provisions hereof which survive termination.  If subsequent to Closing Buyer shall fail to comply with its obligations contained herein which survive Closing, Seller, in addition to any rights and remedies provided herein, shall be entitled to any and all remedies available at law or in equity.

SELLER AND BUYER ACKNOWLEDGE THAT SELLER’S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES RESULTING FROM A DEFAULT BY BUYER IN ITS OBLIGATION TO PURCHASE THE PROPERTY.  SELLER AND BUYER FURTHER AGREE THAT THIS SECTION 10.1 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLER, AND SHALL BE SELLER’S EXCLUSIVE REMEDY AGAINST BUYER, BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A BREACH BY BUYER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OTHER THAN WITH RESPECT TO BUYER’S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS HEREUNDER, AND SELLER’S RIGHT TO RECOVER ITS REASONABLE ATTORNEYS’ FEES AND EXPENSES.  THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

_________________________                                                                _________________________
Buyer                                                                                                                         Seller

10.2 Seller's Default.  If this transaction shall not be closed because of default of Seller, the Deposit shall be delivered to Buyer on demand, plus Seller shall pay to Buyer on demand an additional sum equal to $10,000 (such sum defined as the "Buyer's Damages"), as agreed and liquidated damages, it being acknowledged by Buyer and Seller that in such event Buyer will suffer substantial damages but such damages are incapable of exact ascertainment, provided however, that any liability of Seller under this Agreement shall be limited to the funds or other assets available in the receivership estate created under the Receivership Order and from no other source.  After delivery of the Deposit and payment of the Buyer's Damages to Buyer, this Agreement shall be null and void and neither Seller nor Buyer shall have any further rights or obligations hereunder except that Buyer shall remain obligated pursuant to the provisions hereof which survive termination.  In no event shall Buyer be entitled to damages except as specifically set forth herein.

SELLER AND BUYER ACKNOWLEDGE THAT BUYER’S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE BUYER'S DAMAGES IS A REASONABLE ESTIMATE OF BUYER’S DAMAGES RESULTING FROM A DEFAULT BY SELLER IN ITS OBLIGATION TO SELL THE PROPERTY.  SELLER AND BUYER FURTHER AGREE THAT THIS SECTION 10.2 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE BUYER, AND SHALL BE BUYER’S EXCLUSIVE REMEDY AGAINST SELLER, BOTH AT LAW AND IN

EQUITY, ARISING FROM OR RELATED TO A BREACH BY SELLER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND BUYER’S RIGHT TO RECOVER ITS REASONABLE ATTORNEYS’ FEES AND EXPENSES.  THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO BUYER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

_________________________                                                                _________________________
Buyer                                                                                                                         Seller

10.3 No Obligation of Seller after Closing.  Buyer expressly acknowledges and agrees that Seller has no obligations with respect to the Property that survive Closing, except as specifically set forth herein.  The provisions of this Section shall survive the Closing.

ARTICLE XI

NO JOINT VENTURE

Buyer acknowledges and agrees that neither Seller nor any other member of Seller is a venturer, co-venturer, insurer, guarantor or partner of Buyer in Buyer's development of, construction upon and resale of the Property, and that Seller bear and shall bear no liability whatsoever resulting from or arising out of Buyer's ownership and development of, and construction upon, the Property.  The provisions of this Article shall survive the Closing.

ARTICLE XII

MISCELLANEOUS

12.1 Risk of Loss.  Seller agrees to give Buyer prompt notice of any fire or other casualty affecting the Property after the Execution Date or of any actual or threatened (to the extent that Seller has current actual knowledge thereof) taking or condemnation of all or any portion of the Property after the Execution Date.

If after the Execution Date and prior to Closing, there shall occur, damage to the Property caused by fire or other casualty which would cost an amount, greater than, or equal to, ten percent (10%) of the Purchase Price to repair, or the taking or condemnation of all or any portion of the Property which would materially interfere with the present use of such Property, then, in such event, Buyer shall have the right to terminate this Agreement by giving a Termination Notice to Seller, together with copies or originals of all Due Diligence Reports, within ten (10) days after Buyer has received notice from Seller or otherwise learns of that event.  Upon such termination and delivery of copies or originals of all Due Diligence Reports, the Deposit shall be delivered to Buyer and neither party shall have any further rights or obligations hereunder, except, however, that Buyer shall remain obligated with respect to the indemnities and obligations herein which specifically survive termination.  If Buyer does not so timely elect to terminate this Agreement, then the Closing shall take place as provided herein and there shall be assigned to Buyer at the Closing all interest of Seller in and to the insurance proceeds or condemnation awards payable to Seller on account of that event less any sums reasonably incurred by Seller before the Closing to repair any damage caused by such event and less any sums reasonable incurred by Seller before and/or after the Closing in processing and resolving the claim with the insurance company, including but not limited to reasonable attorneys' fees and costs (collectively, the "Net Proceeds").  Notwithstanding the foregoing, in the event that the amount of Net Proceeds exceeds the Purchase Price, Buyer shall only be entitled to a share of the Net Proceeds equal to the Purchase Price (the "Buyer's Proceeds") and Seller shall receive the balance of the Net Proceeds which exceed the Purchase Price (the "Excess Proceeds").

If after the Execution Date and prior to Closing there shall occur damage to the Property caused by fire or other casualty which would cost less than ten percent (10%) of the Purchase Price to repair, or the taking or condemnation of a portion of the Property which would not materially interfere with the present use of the Property, then, Buyer may not terminate this Agreement and there shall be assigned to Buyer at the Closing all interest of Seller in and to the Buyer’s Proceeds.

If any Buyer’s Proceeds in connection with a casualty to the Property are assigned to Buyer at Closing in accordance with this Section 12.1, Buyer shall process and handle the claim with the insurance company.  Seller and Buyer agree to use good faith efforts to cooperate with each other in resolving the amount of the Net Proceeds, including, without limitation, promptly providing any and all materials requested by the insurance company and promptly responding to any and all inquiries from the insurance company.  Upon payment by the insurance company, the Buyer’s Proceeds shall be disbursed to Buyer and the Excess Proceeds, if any, shall be disbursed to Seller.  Seller makes no representation or warranty with respect to the amount of the Net Proceeds that will be available from the insurance company in connection with any such casualty, including, without limitation, whether Buyer will be entitled to the actual cash value or the replacement cost of the Property.  The provisions of this paragraph shall survive the Closing.

12.2 Construction.  The terms "Seller" and "Buyer" whenever used in this Agreement shall include the heirs, personal representatives, successors and assigns of the respective parties hereto; provided, however, that Buyer's right of assignment is restricted by the provisions hereof.  Whenever used, the singular number shall include the plural and the plural the singular, and the use of any gender shall include all genders.  The term "including" as used herein shall in all instances mean "including, but not limited to".  The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement.  This Agreement and any related instruments shall not be construed more strictly against one party than against the other by virtue of the fact that initial drafts may have been prepared by counsel for one of the parties, it being recognized that this Agreement and any related instruments are the product of extensive negotiations between the parties hereto.

12.3 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which will constitute the same Agreement.  Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

12.4 Severability and Waiver.  Invalidation of any one Section or provision of this Agreement by judgment or court order shall in no way affect any other Section or provision.  Failure of any party to this Agreement to insist on the full performance of any of its provisions by the other party (or parties) shall not constitute a waiver of such performance unless the party failing to insist on full performance of the provision declares in writing signed by it that it is waiving such performance.  A waiver of any breach under this Agreement by any party, unless otherwise expressly declared in writing, shall not be a continuing waiver or waiver of any subsequent breach of the same or other provision of this Agreement.  The provisions of this Section shall survive the Closing.

12.5 Governing Law.  Buyer and Seller hereby consent to the sole jurisdiction of the Court to resolve any dispute, claim or controversy between the parties arising out of or relating to the Property, this Agreement of any matter that is the subject of this Agreement, and agree that the Court shall retain exclusive jurisdiction to resolve any dispute, claim or controversy between the parties arising out of or relating to the Property, the Agreement or any matter that is the subject of this Agreement.

12.6 Further Acts.  In addition to the acts and deeds recited in this Agreement and contemplated to be performed, executed, and/or delivered under this Agreement, Seller and Buyer agree to perform, execute and/or deliver or cause to be delivered, executed and/or delivered at Closing or after Closing all further acts, deeds, and assurances reasonably necessary to consummate the transactions contemplated hereby; provided that any such act by Seller must occur prior to Seller being dismissed by the Court and is limited to the extent of funds Seller then possesses as receiver for the Property.

12.7 Notices.  All notices, demands, requests, and other communications required or permitted hereunder shall be in writing.  All such notices, demands, requests and other communications (and copies thereof) shall be deemed to be delivered: (a) if sent by messenger, upon personal delivery to the party to whom the notice is directed; (b) if sent by facsimile, upon electronic or telephonic confirmation of receipt from the receiving facsimile machine; and (c) if sent by overnight courier, with request for next Business Day delivery, on the next Business Day after sending; addressed as follows (or to such other address as the parties may specify by notice given pursuant to this Section):

TO SELLER:
SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, BY AND THROUGH TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN  CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA
At the address shown on the first page of this Agreement
Attention: Todd Robinette
Telephone No. 415-395-4987
Facsimile No. 415-860-6806
E-mail Address todd.robinette@am.jll.com

WITH A COPY TO:
LNR Partners, Inc.
1601 Washington Avenue, Suite 700
Miami Beach, Florida
Attention:  Danny van der Reis
Telephone No. 305-695-5096
Facsimile No. 305-695-5119
E-mail Address: dvanderreis@lnrproperty.com

AND WITH A COPY TO:
Bilzin Sumberg Baena Price & Axelrod LLP
200 S. Biscayne Blvd., Suite 2500
Miami, Florida  33131
Attn:  Marjie C. Nealon, Esq.
Telephone No. 305-350-2391
Facsimile No. 305-351-2243
E-mail Address: mnealon@bilzin.com

TO BUYER:
RETAIL OPPORTUNITY INVESTMENT CORPORATION
At the address shown on the first page of this Agreement
Attention:  Richard Schoebel
Telephone No. 914-272-8080
Facsimile No. 914-272-8088
E-mail Address rschoebel@roireit.net

WITH A COPY TO:	Dunn Carney Allen Higgins & Tongue, LLP

851 SW 6th Avenue, Suite 1500 Portland, Oregon 97204 Attn: Kenneth S. Antell, Esq. Telephone No. 503-224-6440 Facsimile No. 503-224-7324 E-mail Address kantell@dunn-carney.com

12.8 Entire Agreement and Amendment.  This Agreement contains the entire understanding between Buyer and Seller with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be modified, amended, changed, waived, discharged or terminated orally.  Any such action may occur only by an instrument in writing signed by the party against whom enforcement of the modification, change, waiver, discharge or termination is sought.

12.9 Recording.  This Agreement shall not be recorded and Buyer agrees that recording same constitutes a default by Buyer.

12.10 Exhibits.  The Exhibits that are referenced in and attached to this Agreement are incorporated in, and made a part of, this Agreement for all purposes.

12.11 Time of the Essence.  Seller and Buyer expressly agree that time is of the essence with respect to this Agreement.  If the final day of any period or any date of performance under this Agreement falls on a date which is not a Business Day, then the final day of the period or the date of performance, as applicable, shall be extended to the next day which is a Business Day.

12.12 No Third Party Beneficiary.  This Agreement is solely between Seller and Buyer and no party other than Lender shall be entitled to rely upon any provision hereof for any purpose whatsoever.

12.13 Limitation on Liability.  Both parties expressly agrees that the obligations and liabilities of the other party under this Agreement and any document referenced herein shall not constitute personal obligations of the officers, directors, employees, agents, trustees, partners, members, representatives, stockholders or other principals and representatives of the other party.  Notwithstanding anything to the contrary, Seller's liability, if any, arising in connection with this Agreement or with the Property shall be limited to Seller's interest in the Property for the recovery of any judgment against Seller, and Seller shall not be personally liable for any such judgment or deficiency after execution thereon.  The limitations of liability contained in this paragraph shall apply equally and inure to the benefit of the parties’ present and future officers, directors, trustees, shareholders, agents and employees, and their respective heirs, successors and assigns.

12.14 Mold Disclosure.  Mold and/or other microscopic organisms can be found almost anywhere.  They occur naturally in the environment and can grow on virtually any organic substance as long as moisture and oxygen are present.  Mold and/or other microscopic organisms may cause property damage and/or health problems.  Buyer acknowledges and agrees that Seller shall not be responsible for any damages, liabilities, claims or losses arising out of or relating to mold and/or other microscopic organisms at the Property including but not limited to property damages, personal injury, adverse health effects, loss of income, emotional distress, death, loss of use or loss of value and Buyer hereby releases Seller from the same.  Buyer hereby acknowledges that it has read and understood this disclosure and release and agrees to the provisions contained herein.  The provisions of this Section shall survive the Closing or termination of this Agreement.

12.15 Prohibited Persons.  Neither Buyer nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Buyer) is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 24, 2001 ("EO13224"), (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated National and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf) (iii) who commits, threatens to commit or supports "terrorism", as that term is defined in EO3224, (iv) is subject to sanctions of the United States government or is in violation of any federal, state, municipal or local laws, statutes, codes, ordinances, orders, decrees, rules or regulations relating to terrorism or money laundering, including, without limitation, EO13224 and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or (v) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) – (v) above are herein referred to as a "Prohibited Person").  Buyer covenants and agrees that neither Buyer nor any of its respective officers, directors, shareholders, partners, members or affiliates (including without limitation indirect holders of equity interests in Buyer) shall (aa) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (bb) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.  The provisions of this Section shall survive Closing or termination of this Agreement.

ARTICLE XIII

ESCROW TERMS

The Title Company shall hold the Deposit in escrow on the following terms and conditions:

(a) The Title Company shall deliver the Deposit to Seller or Buyer, as the case may be, in accordance with the provisions of this Agreement.

(b) Any notice to or demand upon the Title Company shall be in writing and shall be sufficient only if received by the Title Company within the applicable time periods set forth herein, if any. Notices to or demands upon the Title Company shall be sent by United States mail, registered or certified, return receipt requested, postage prepaid, or overnight courier service, with respect for next day delivery, to the address and contact person set forth in Section 1.1 of this Agreement, or served personally upon the Title Company with receipt acknowledged in writing by the Title Company. Notices from the Title Company to Seller or Buyer shall be mailed to them in accordance with Section 12.7 of this Agreement.

(c) If the Title Company shall have received notice signed by either party advising that litigation between the parties over entitlement to the Deposit has been commenced, the Title Company shall, on demand of either party, deposit the Deposit with the clerk of the court in which such litigation is pending.  If at any time the Title Company is uncertain of its duties hereunder or if the Title Company for any other reason is no longer willing to serve as escrow agent, the Title Company may, on notice to the parties, take such affirmative steps as it may, at its option, elect in order to terminate its duties as the Title Company, including, but not limited to, the deposit of the Deposit with a court of competent jurisdiction and the commencement of an action for interpleader, the reasonable costs of which shall be borne by whichever of the parties is the losing party.  Upon the taking by the Title Company of such action described, the Title Company shall be released of and from all liability hereunder as escrow agent.

(d) The Title Company shall not incur any liability in acting upon any signature, notice, demand, request, waiver, consent, receipt or other paper or document believed by the Title Company to be genuine.  The Title Company may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so, or is otherwise acting or failing to act under this Section except in the case of the Title Company's gross negligence or willful misconduct.

(e) The terms and provisions of this Article shall create no right in any person, firm or corporation other than the parties and their respective successors and permitted assigns and no third party shall have the right to enforce or benefit from the terms hereof.

(f) The Title Company has executed this Agreement for the sole purpose of agreeing to act as such in accordance with the terms of this Agreement.

ARTICLE XIV

RECEIVER

Buyer acknowledges that the Property is owned by Owner, but the Property is subject to a receivership pursuant to the Receivership Order.  Buyer acknowledges receipt of a copy of the Receivership Order prior to the Execution Date. Buyer, by execution hereof, hereby agrees that this Agreement and all documents executed in connection herewith, are executed and delivered by Receiver not in his own individual or personal right, but solely in his capacity as a court-appointed receiver in the exercise of the powers conferred upon him by the Court in the Receivership Order; and that no personal liability is assumed by, nor shall at any time be asserted or enforceable against, Receiver or JLL, individually, on account of this Agreement or the documents executed in connection herewith.  Notwithstanding anything to the contrary in this Agreement, neither Receiver nor JLL shall have personal liability for the payment of any amount or the performance of any obligation arising under or relating to the Agreement.  Buyer acknowledges that any liability of Receiver and JLL provided for under this Agreement, whether in contract, tort or otherwise, shall be limited to Owner’s interest in the Property and any insurance coverage maintained by Owner or Receiver in connection with the Property, and Buyer shall have no recourse to any other assets of Receiver or JLL. Notwithstanding any other provision in this Agreement, Receiver shall have no obligation to perform in any manner under this Agreement that is contrary to or in excess of his powers and authorities as described with particularity in the Receivership Order, and if there is any conflict between the terms of this Agreement and the provisions of the Receivership Order, Receiver shall comply with the terms of the Receivership Order.  The provisions of this Article shall survive the Closing.

ARTICLE XV

LITIGATION

15.1 Attorneys' Fees; Jurisdiction.  In the event of any litigation arising out of or under this Agreement and/or out of Buyer's ownership, development or construction upon the Property, the prevailing party shall be entitled to collect from the non-prevailing party reasonable attorneys' fees and costs.  Buyer and Seller hereby submit to the jurisdiction of the Court in respect of any suit or other proceeding brought in connection with or arising out of this Agreement.  The provisions of this Section shall survive the Closing.

15.2 WAIVER OF JURY TRIAL.  THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH OR RELATED HERETO, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS TRANSACTION.

ARTICLE XVI

SEC AUDIT REQUIREMENTS

It shall be a condition to Buyer’s obligation to close this transaction that, on and as of the Closing Date, Seller shall have reasonably cooperated with Buyer under this Section 16.1.  Seller acknowledges that Buyer may be required to make certain filings with the Securities and Exchange Commission (the "SEC Filings") that relate to the most recent preacquisition fiscal year and the current fiscal year through the date of acquisition for the Property.  Seller agrees to reasonably assist Buyer in preparing the SEC Filings and to provide access to Receiver's information in its possession or control reasonably required in connection thereto.  In that regard, Seller acknowledges that, as a REIT, Buyer will be required after Closing to comply with certain requirements of the Securities and Exchange Commission; accordingly, Seller agrees to be bound by and to comply with the provisions set forth in Exhibit J attached hereto and made a part hereof in order to facilitate such compliance by Buyer; provided that, notwithstanding anything contained in this Agreement or in Exhibit J to the contrary, it is understood and agreed that Seller will not be exposed to any liability on account thereof.  The foregoing covenant of Seller shall survive the Closing for a period of one (1) year; provided that such covenant shall terminate upon Receiver being dismissed by the Court.

(REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the Execution Date.

Signed, sealed and delivered in the
presence of:

SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP

Signature: /s/ Joseph Anchoraco
Print Name: Joseph Anchoraco

Signature: /s/ Cindy Fong
Print Name: Cindy Fong	By: /s/ Todd Robinette
TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA

RETAIL OPPORTUNITY INVESTMENT CORP., a
Delaware corporation

Signature: /s/ Diana Storti	By: /s/ Stuart Tanz
Print Name: Diana Storti	Name: Stuart A. Tanz
Title: Chief Executive Officer
Signature: /s/ Vince Punzi
Print Name: Vince Punzi

Lender hereby joins into this Agreement solely for purposes of agreeing to Sections 3.2(b) and 5.2 hereof.

GCCFC 2006-GG7 BUSKIRK AVENUE LIMITED PARTNERSHIP, a Delaware limited partnership

By:	GCCFC 2006-GG7 Buskirk Avenue GP, LLC, a Delaware limited liability company, its general partner

By:	LNR Partners California Manager, Inc., a California corporation, its manager

By: /s/ Steven D. Ferreira Name: Steven D. Ferreira Title: Vice President

EXECUTION BY TITLE COMPANY

The Title Company executes this Agreement for the purposes of acknowledging its Agreement to serve as escrow agent in accordance with the terms of the Agreement and to acknowledge receipt of the initial deposit of $250,000.00 (if in the form of a check, subject to clearance) from Buyer as the initial Deposit due thereunder.

FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Carol Perry
Name: Carol Perry
Title: Vice President/Manager
Date:  March 24, 2010

EXHIBIT A

LEGAL DESCRIPTION

EXHIBIT B

TENANT ESTOPPEL CERTIFICATE

(Form to be provided by Buyer's attorney)

EXHIBIT C

WHEN RECORDED RETURN TO:
Space Above This Line For Recorder’s Use

TERMINATION AGREEMENT

(1)
SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, BY AND THROUGH TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN  CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA ("Seller"), whose address is c/o Jones Lang LaSalle Americas, Inc., One Front Street, Suite 1200, San Francisco, California 94111, and

(2)	RETAIL OPPORTUNITY INVESTMENT CORP., a Delaware corporation ("Buyer"), whose address is 3 Manhattanville Road, 2nd Floor, Purchase, New York 10577 ("Buyer"),

execute this Termination Agreement as of this ___ day of __________, 2010.

RECITALS

A.           Seller and Buyer entered into a certain Agreement for Sale and Purchase of Property dated ____________, 2010 (the "Agreement") pursuant to which Seller agreed to sell and Buyer agreed to purchase the Property (as such term is defined in the Agreement).

B.           Seller and Buyer have agreed to terminate the Agreement in accordance with the terms thereof.

NOW, THEREFORE, Seller and Buyer agree as follows:

1.           Seller and Buyer agree that the Agreement is terminated and of no further force and effect.  Neither party shall have any further rights or obligations thereunder, except for any obligations that by the express terms of the Agreement are intended to survive termination of the Agreement.

2.           Buyer warrants and represents that it has simultaneously delivered to Seller all Due Diligence Reports (as such term is defined in the Agreement).

3.           Buyer hereby acknowledges and agrees that it has no right, title, claim or interest in and to the Property.

4.           By Buyer’s and Seller's execution of this Agreement, it shall be deemed that Seller and Buyer hereby direct First American Title Insurance Company to immediately release the Deposit being held by it in its capacity as escrow agent to Buyer.

IN WITNESS WHEREOF, the parties have caused this Termination Agreement to be executed on the date set forth above.

Signed, sealed and delivered in the presence of:

RETAIL OPPORTUNITY INVESTMENT CORP., a Delaware corporation

By: ___________________________
Signature: ___________________________	Name: Stuart A. Tanz
Print Name: __________________________	Title: Chief Executive Officer

Signature: ___________________________
Print Name: __________________________

STATE OF CALIFORNIA )
) ss.
COUNTY OF __________)

On _________________, 2010 before me, _________________________________,  Notary Public, personally appeared STUART A. TANZ,

personally known to me, or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

_____________________________________
SIGNATURE OF NOTARY PUBLIC

(S E A L)

Signed, sealed and delivered in the presence of:

SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP
Signature: ___________________________
Print Name: __________________________	By: ___________________________
TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA
Signature: ___________________________
Print Name: __________________________

STATE OF CALIFORNIA )
) ss.
COUNTY OF __________)

On _________________, 2010 before me, _________________________________,  Notary Public, personally appeared TODD ROBINETTE,

personally known to me, or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

_____________________________________
SIGNATURE OF NOTARY PUBLIC

(S E A L)

Lender hereby joins into this Termination Agreement in accordance with Sections 3.2(b) of the Agreement.

GCCFC 2006-GG7 BUSKIRK AVENUE LIMITED
PARTNERSHIP, a Delaware limited partnership

By:	GCCFC 2006-GG7 Buskirk Avenue GP, LLC, a Delaware limited liability company, its general partner

By:	LNR Partners California Manager, Inc., a California corporation, its manager

By: ____________________________
Name:  Steven D. Ferreira
Title:  Vice President

STATE OF CALIFORNIA )
) ss.
COUNTY OF __________)

On _________________, 2010 before me, _________________________________,  Notary Public, personally appeared STEVEN D. FERREIRA,

personally known to me, or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

_____________________________________
SIGNATURE OF NOTARY PUBLIC

(S E A L)

This instrument prepared by:
Marjie C. Nealon, Esq.
Bilzin Sumberg Baena Price & Axelrod LLP
200 South Biscayne Boulevard, Suite 2500
Miami, FL 33131

EXHIBIT D

[NOTE:  THE DESCRIPTION OF THE GRANTOR IS SUBJECT TO APPROVAL AND/OR REVISION THEREOF BY THE TITLE COMPANY.]

WHEN RECORDED RETURN AND MAIL TAX STATEMENTS TO:
Space Above This Line For Recorder’s Use

GRANT DEED

The undersigned grantor declares:

Documentary Transfer Tax not shown pursuant
to Section 11932 of the Revenue and
Taxation Code, as amended

County of Contra Costa

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, BY AND THROUGH TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN  CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA ("Grantor"), hereby GRANTS to _______________________, a ______________ ("Grantee"), that certain real property in the City of Pleasant Hill, County of Contra Costa, State of California, which is more particularly described on Exhibit A attached hereto and incorporated herein by this reference ("Property"), subject to:

All liens, encumbrances, easements, covenants, conditions and restrictions and other matters of record, all of which matters are specifically incorporated herein by this reference and shall be a burden upon and inure to the benefit of the Property;

A lien not yet delinquent for taxes for real property and all general or special assessments against the Property; and

All liens and encumbrances not of record created by Grantee or resulting from Grantee's actions on the Property.

IN WITNESS WHEREOF, Grantor has caused this Grant Deed to be executed as of the _____ day of _____, 2010.

GRANTOR:

SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP

By:_______________________________________
TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN  CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA

STATE OF CALIFORNIA )
) ss.
COUNTY OF __________)

On _________________, 2010 before me, _________________________________,  Notary Public, personally appeared TODD ROBINETTE,

personally known to me, or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

_____________________________________
SIGNATURE OF NOTARY PUBLIC

(S E A L)

Document No. _________________

Recorded ________________, ____

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION NOT BE MADE A PART OF THE PERMANENT RECORD IN THE OFFICE OF THE COUNTY RECORDER (PURSUANT TO SECTION 11932 OF THE CALIFORNIA REVENUE AND TAXATION CODE)

TO:	Recorder
County of Contra Costa

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of the tax due not be shown on the original document which names:

Seller:
SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, BY AND THROUGH TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN  CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA

Buyer:	________________________________________________________________

The property described in the accompanying document is located in the County of Contra Costa, State of California.

The amount of tax due on the accompanying document is $___________.

________ Computed on full value of property conveyed; OR

________ Computed on full value, less liens and encumbrances remaining at the time of sale.

____________________________________
(Signature of Declarant or Agent)

____________________________________
(Firm Name)

Note:	After the permanent record is made, this form will be affixed to the conveying document and returned with it.

EXHIBIT E

AFFIDAVIT

STATE OF CALIFORNIA )
) ss.
COUNTY OF __________)

BEFORE ME, the undersigned authority, personally appeared TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN  CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA, FOR THE PROPERTY OWNED BY SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP ("Seller"), who being by me first duly sworn, deposes and says that to the best of Seller’s knowledge and without duty of inquiry:

1.           Seller is this day conveying the rights, title and interest of SPI P Hill Associates, L.P., a California limited partnership ("Owner") in and to the real property more particularly described on the attached Exhibit A hereto (the "Property") to ____________________, a ________________________ ("Buyer").

2.           There have been no improvements, alterations or repairs to the Property authorized by Seller for which the costs thereof remain unpaid; and there are no construction, materialmen's or laborers' liens against the Property arising through work performed by or for Seller.

3.           Pursuant to Section 1445 of the Internal Revenue Code, a transferee (buyer) of a U.S. Real property interest must withhold tax if the transferor (seller) is a foreign person. This Affidavit is given to inform Buyer that withholding of tax is not required upon Seller's disposition of a U.S. real property interest owned by Owner.  Owner is not a nonresident alien for purposes of U.S. income taxation purposes.  To Seller's actual knowledge, Owner's U.S. taxpayer identifying number is ______________.  Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement made here could be punished by fine, imprisonment or both.

4.           There are no parties in possession of the Property other than the tenants set forth on the attached list of tenants.

5.           There are no matters pending by or against Seller or Owner that could give rise to a lien that could attach to the Property between _________ __, 2010 at ____ _.m., the date of the last certification (the "Last Certification Date") of First American Title Insurance Company (the "Title Company") Title Insurance Commitment No. ______________________ (the "Commitment") and the date of the recording of the deed (the "Deed") from Seller to Buyer.  Seller has not executed, and will not execute, any instrument that would adversely affect the title to the Property except as contained in the Commitment.

6.           This Affidavit is executed and delivered by Seller not in his own right, but solely in the exercise of the powers conferred upon Seller by the Order Appointing Receiver entered by the Superior Court of California, County of Contra Costa on July 2, 2009; and that no personal liability is assumed by, nor shall at any time be asserted or enforceable against Seller, individually, on account of this Affidavit.

FURTHER SELLER SAITH NOT.

________________________________________________
TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN  CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA, FOR THE PROPERTY OWNED BY SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP

STATE OF CALIFORNIA )
) ss.
COUNTY OF __________)

On __________________, 2010 before me, _________________________________,  Notary Public, personally appeared TODD ROBINETTE,

personally known to me, or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

_____________________________________
SIGNATURE OF NOTARY PUBLIC

(S E A L)

EXHIBIT F

BILL OF SALE

SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, BY AND THROUGH TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN  CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA ("Assignor"), in accordance with the Agreement for Sale and Purchase of Property dated as of ____________, 2010 and in consideration of the sum of Ten Dollars ($10.00) (the sufficiency and receipt of which are hereby acknowledged), does hereby grant, bargain, sell, convey, assign, transfer, set over and deliver (collectively, "assign") unto ____________________, a ________________________ ("Assignee"), all of the right, title and interest  of of SPI P Hill Associates, L.P., a California limited partnership, in and to all of the furniture, furnishings, fixtures, equipment and other tangible personal property, that is now affixed to and/or located on the Real Property described on Exhibit A attached hereto and used in connection with the management, operation, or repair of that Real Property (collectively, "Personal Property").

TO HAVE AND TO HOLD the Personal Property unto Assignee and Assignee's heirs, legal representatives, successors and assigns forever.

THE PERSONAL PROPERTY IS BEING ASSIGNED "AS IS", "WHERE IS", AND "WITH ALL FAULTS" AS OF THE DATE OF THIS BILL OF SALE, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.  ASSIGNEE IS HEREBY ACQUIRING THE PERSONAL PROPERTY BASED SOLELY UPON ASSIGNEE'S OWN INDEPENDENT INVESTIGATIONS AND INSPECTIONS OF THAT PROPERTY AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY ASSIGNOR OR ASSIGNOR'S AGENTS OR CONTRACTORS.  ASSIGNOR HAS MADE NO AGREEMENT TO ALTER, REPAIR OR IMPROVE ANY OF THE PERSONAL PROPERTY. ASSIGNOR SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING THE PERSONAL PROPERTY OR ASSIGNOR'S TITLE THERETO.

IN WITNESS WHEREOF, Assignor has signed, sealed, and delivered this Bill of Sale as of the ___ day of ____________, 2010.

Signed, sealed and delivered in the
presence of:

SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP

Signature: __________________________________
Print Name: _________________________________

Signature: __________________________________	By: __________________________________
Print Name: _________________________________	TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA

EXHIBIT G

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of the ___ day of ________________, 2010, by and between (a) SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, BY AND THROUGH TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN  CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA ("Assignor") and (b) ____________________, a ________________________ ("Assignee").

WHEREAS, Assignor and Assignee entered into that certain Agreement for Sale and Purchase of Property ("Agreement") dated as of _____________, 2010, for the sale and purchase of certain "Property" consisting of "Real Property" (as more particularly described in Exhibit A attached hereto), "Personal Property" and "Intangible Property" (as more particularly described in this Assignment and Assumption Agreement), as said terms are defined in the Agreement;

WHEREAS, Assignor desires to assign, transfer, set over and deliver to Assignee all of the right, title and interest of SPI P Hill Associates, L.P., a California limited partnership ("Owner") in and to the Intangible Property as hereinafter provided; and

WHEREAS, Assignee desires to assume the duties and obligations of Owner with respect to the Intangible Property.

NOW, THEREFORE, in accordance with the Agreement and in consideration of the sum of Ten Dollars ($10.00), the sufficiency and receipt of which are hereby acknowledged, the parties do hereby covenant and agree as follows and take the following actions:

1.           Assignor does hereby assign, transfer, set over and deliver unto Assignee all of the Owner's right, title and interest, if any, in and to the following property to the extent the same is transferable by Assignor (collectively, "Intangible Property"):

(a)           any and all leases, tenancies, licenses and other rights of occupancy or use of or for any portion of the Real Property or the Personal Property (including all amendments and  renewals thereof), in effect as of the date of this Assignment and Assumption Agreement (collectively, "Leases");

(b)            any and all service, maintenance, supply, operating, or employment contracts or other agreements, however termed, written or oral, affecting the use, ownership, maintenance, or operation of all or any part of the Property (but specifically excluding any Leases and any management agreements) in effect as of the date of this Assignment and Assumption Agreement (collectively, "Service Contracts");

(b)           any and all licenses, permits, authorizations, certificates of occupancy and other approvals that are in effect for the current use and operation of the Property (collectively, "Permits");

(c)           any and all warranties, telephone exchange numbers, architectural or engineering plans and specifications, air rights and development rights that exist as of the date of this Assignment and Assumption Agreement and relate to the Real Property or the Personal Property (collectively, "General Intangibles"); and

(d)           any and all rights to the name of the improvements upon the Real Property.

2.           THE INTANGIBLE PROPERTY IS BEING ASSIGNED "AS IS", "WHERE IS", AND "WITH ALL FAULTS" AS OF THE DATE OF THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED.  ASSIGNEE IS HEREBY ACQUIRING THE INTANGIBLE PROPERTY BASED SOLELY UPON ASSIGNEE'S OWN INDEPENDENT INVESTIGATIONS AND INSPECTIONS OF THAT PROPERTY AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY ASSIGNOR OR ASSIGNOR'S AGENTS OR CONTRACTORS.  ASSIGNOR SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESS OR IMPLIED, CONCERNING THE INTANGIBLE PROPERTY OR ASSIGNOR'S TITLE THERETO.

3.           Assignee hereby accepts the foregoing assignment of the Intangible Property and hereby assumes all duties and obligations of Owner under the Leases, Service Contracts, Permits and General Intangibles assigned herein.  Assignee shall defend, indemnify and hold harmless Assignor from and against any and all Claims asserted against or incurred by Assignor as a result of any acts or omissions, from and after the date of this Assignment and Assumption Agreement, in connection with the Leases, Service Contracts, Permits and General Intangibles assigned herein.  "Claims" means claims, demands, causes of action, losses, damages, liabilities, judgments, costs and expenses (including attorneys' fees, whether suit is instituted or not).

4.           This Assignment and Assumption Agreement shall be (a) binding upon, and inure to the benefit of, the parties to this Assignment and Assumption Agreement and their respective heirs, legal representatives, successors and assigns, and (b) construed in accordance with the laws of the State of California, without regard to the application of choice of law principles.

IN WITNESS WHEREOF, this Assignment and Assumption Agreement has been signed, sealed and delivered by the parties as of the date first above written.

Signed, sealed and delivered in the
presence of:

SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP

Signature: __________________________________
Print Name: _________________________________

Signature: __________________________________	By: __________________________________
Print Name: _________________________________	TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA

_________________________________________, a
________________________________________

Signature: __________________________________	By: __________________________________
Print Name: _________________________________	Name: ________________________________
Title: _________________________________
Signature: __________________________________
Print Name: _________________________________

EXHIBIT H

NOTICE TO TENANT

_____________, 2010

RE:                     3250 BUSKIRK AVENUE
PLEASANT HILL, CALIFORNIA

Dear Tenant:

Please be advised that on this date SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, BY AND THROUGH TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN  CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA (the "Seller"), has transferred ownership of the property located at 3250 Buskirk Avenue, Pleasant Hill, California, to ____________________, a ________________________ (the "Buyer").  All correspondence regarding your lease should hereafter be sent to the Buyer at _____________________________________________.  The Buyer has assumed all obligations of the landlord under your lease from and after the above date.  All security deposits in the possession of the Seller have been delivered to the Buyer.  Please send all further rental payments under the lease to the Buyer to the address designated above for receipt of such payments, unless otherwise directed by the Buyer.

Thank you very much for your assistance in this matter.

Very truly yours,

SPI P HILL ASSOCIATES, L.P., A CALIFORNIA
LIMITED PARTNERSHIP

By: ______________________________________________
TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN  CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA

EXHIBIT I

NOTICE TO SERVICE CONTRACTOR

_____________, 2010

RE:                     3250 BUSKIRK AVENUE
PLEASANT HILL, CALIFORNIA

Dear Service Contractor:

Please be advised that on this date SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, BY AND THROUGH TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN  CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA (the "Seller"), has transferred ownership of the property located at 3250 Buskirk Avenue, Pleasant Hill, California, to ____________________, a ________________________ (the "Buyer").  You must look to the Buyer, and not to the Seller, for all payments and other expenses, if any, due under your contract for services provided after this date.  All correspondence should be directed to the Buyer at _________________________________________.

Very truly yours,

SPI P HILL ASSOCIATES, L.P., A CALIFORNIA LIMITED PARTNERSHIP

By: ______________________________________________
TODD ROBINETTE IN HIS CAPACITY AS COURT APPOINTED RECEIVER IN  CASE NUMBER CIV MSC 09-01627, IN THE SUPERIOR COURT OF CALIFORNIA, COUNTY OF CONTRA COSTA

EXHIBIT J

8-K AND AUDIT REQUIREMENTS

For the period of time commencing on the Execution Date and continuing through the first anniversary of the Closing Date, Seller shall, from time to time, upon reasonable advance notice from Buyer, provide Buyer and its representatives, agents and employees with access to all financial and other information pertaining to the period of Receiver’s operation of the Property, which information is relevant and reasonably necessary, in the opinion of Buyer or its outside third party accountants (the “Accountants”), to enable Buyer and its Accountants to prepare financial statements in compliance with any and or all of (a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”); (b) any other rule issued by the Commission and applicable to Buyer; and (c) any registration statement, report or disclosure statement filed with the Commission by, or on behalf of Buyer; provided, however, that in any such event(s), Buyer shall reimburse Seller for those reasonable third party, out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement.  Seller acknowledges and agrees that the following is a representative description of the information and documentation that Buyer and the Accountants may require in order to comply with (a), (b) and (c) above.  Seller shall provide the following information and documentation, all only to the extent in Receiver's possession or control, on a per-building basis, if available (capitalized terms not defined herein shall have the meanings as ascribed to such terms in the Agreement to which this Exhibit is attached):

1.	Rent rolls for the calendar month in which the Closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which the Closing occurs;

2.	Receiver's internally-prepared operating statements;

3.	Access to Lease files;

4.	Most currently available real estate tax bills;

5.	Access to Receiver's cash receipt journal(s) and bank statements for the Property;

6.	Receiver's general ledger with respect to the Property, excluding Receiver's proprietary accounts;

7.	Receiver's schedule of expense reimbursements required under the Leases in effect on the Closing Date;

8.	Schedule of those items of repairs and maintenance performed by or at the direction of the Receiver during the period in which Receiver operates the Property (the “Final Fiscal Year”);

9.	Schedule of those capital improvements and fixed asset additions made by or at the direction of Receiver during the Final Fiscal Year;

10.	Access to Receiver's invoices with respect to expenditures made during the Final Fiscal Year; and

11.	Access (during normal and customary business hours) to responsible personnel to answer accounting questions.

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Nothing herein shall require Receiver to conduct its own audits or generate any requested materials that are not in its possession, custody or control.

The provisions of the foregoing information shall be for informational purposes only, shall not be deemed to be representations or warranties under this Agreement, and shall not expose Seller or Receiver to any liability on account thereof.  Upon at least twenty (20) days prior written notice and not more than once during the one (1) year period, upon Buyer’s request, for a period of one (1) year after Closing, Seller shall on a one (1)-time basis only, make Receiver's books, records, existing supporting invoices and other existing substantiating documentation that are not deemed by Receiver to be privileged, available to Buyer for inspection, copying and audit by Buyer’s designated accountants, at the expense of Buyer.  This obligation shall survive the Closing for a period of one (1) year and shall not be merged with any instrument of conveyance delivered at the Closing; provided that such obligation shall terminate upon Receiver being dismissed by the Court.

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